                                  SCHEDULE 14A
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                    INFORMATION REQUIRED IN PROXY STATEMENT

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          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                        Internet Security Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                        (INTERNET SECURITY SYSTEMS LOGO)

                        Internet Security Systems, Inc.
                               6303 Barfield Road
                               Atlanta, GA 30328

                                 April 15, 2002

           NOTICE OF ANNUAL STOCKHOLDERS MEETING AND PROXY STATEMENT

Dear Stockholder:

     We cordially invite you to attend Internet Security Systems' annual stockholders meeting. The meeting will be held on Wednesday, May 29, 2002, at 10:00 a.m. at our corporate offices, 6303 Barfield Road, Atlanta, Georgia 30328.

     At the annual meeting, you will be asked to

     - elect two directors to serve a three-year term ending in the year 2005;

     - approve amendments to our Restated 1995 Stock Incentive Plan; and

     - consider other business properly brought before the annual meeting or any adjournment of the meeting.

     These matters are more fully described in the Proxy Statement. The close of business on April 5, 2002 is the record date for determining stockholders entitled to vote at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our executive offices for the ten business days prior to the annual meeting and at the annual meeting.

     PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

                                          Sincerely,

                                          /s/ THOMAS E. NOONAN
                                          Thomas E. Noonan
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

This Notice of Annual Stockholders Meeting and Proxy Statement and the accompanying proxy card are being mailed to our stockholders beginning on or about April 15, 2002.

                        INTERNET SECURITY SYSTEMS, INC.

                                PROXY STATEMENT

                                    CONTENTS


About the Annual Meeting....................................    1

Proposal One
Election of Directors.......................................    2

Proposal Two
Approval of Amendments to the Restated 1995 Stock Incentive
Plan........................................................    4

Stock Performance Graph.....................................    6

Security Ownership of Management and Principal
  Stockholders..............................................    6

Executive Officers..........................................    8

Executive Compensation......................................    8

Compensation Committee Interlocks and Insider
  Participation.............................................   10

Compensation Committee Report on Executive Compensation.....   10

Restated 1995 Stock Incentive Plan Summary of Principal
  Features..................................................   13

Independent Auditors........................................   19

Report of the Audit Committee...............................   19

Certain Relationships and Related Transactions..............   20

Compliance with Section 16(a) of the Securities Exchange Act
  of 1934...................................................   20

Annual Report and Form 10-K.................................   20

Internet Security Systems, Inc. Audit Committee Charter
  (Annex A).................................................  A-1

                        INTERNET SECURITY SYSTEMS, INC.
                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2002

ABOUT THE ANNUAL MEETING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Internet Security Systems, Inc., a Delaware corporation, for use at the annual stockholders meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the annual meeting, you will be asked to

     - elect two directors to serve a three-year term ending in the year 2005;
       and

     - approve amendments to our Restated 1995 Stock Incentive Plan.

     We do not know of any other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend. By executing the enclosed proxy, you will grant discretionary authority to the persons named in the proxy with respect to such other matters.

VOTING

     On April 5, 2002, the record date for determining the stockholders entitled to notice of and to vote at the annual meeting, 48,311,932 shares of our common stock, par value $0.001 per share, were issued and outstanding. We have no other outstanding classes of stock. Each stockholder is entitled to one vote for each share of common stock held on the record date. Stockholders may not cumulate votes in the election of directors.

     The inspector of election appointed for the annual meeting, with the assistance of our transfer agent, will tabulate all votes.

     Abstentions and votes withheld are counted as present for the purpose of establishing a quorum to conduct business at the meeting. With respect to the election of directors, a vote withheld from a nominee has the same effect as a vote against the nominee. With respect to the amendments to the Plan, if you abstain from voting on the proposal it will have the same effect as a vote against the proposal.

     If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances in accordance with New York Stock Exchange Rules that govern banks and brokers if you do not provide voting instructions before the annual meeting. These circumstances include certain "routine" matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

PROXIES

     Shares represented by properly signed and returned proxies will be voted at the annual meeting in accordance with the instructions specified. If the proxy does not specify how to vote the shares represented, the proxy will be voted FOR the nominees for director and FOR the amendments to the Restated 1995 Stock Incentive Plan.

     You may revoke or change your proxy and instructions at any time before the annual meeting by filing with our General Counsel, at 6303 Barfield Road, Atlanta, Georgia 30328, a notice of revocation or by signing another proxy card with a later date. You may also revoke your proxy by attending the annual meeting and voting in person. Attendance at the meeting will not by itself revoke a proxy.

SOLICITATION

     We will bear our costs of soliciting proxies. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others, so that they may forward this solicitation material to beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Under our By-Laws and SEC regulations, we must receive any stockholder proposal that a stockholder intends to present at our 2003 annual meeting no later than December 12, 2002 for it to be included in the proxy statement and proxy form relating to that meeting. To be considered, a stockholder proposal must comply with SEC regulations and the requirements of our By-Laws.

PROPOSAL ONE
ELECTION OF DIRECTORS

GENERAL

     Stockholders will be asked to elect two directors to our Board at the annual meeting to serve a three-year term. Richard S. Bodman and Kevin J. O'Connor, who are currently directors, have been nominated by the Board to stand for re-election.

     Our Board currently consists of seven directors. Our Certificate of Incorporation provides for a classified Board consisting of three classes of directors with staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors. The class whose term of office expires at this annual meeting consists of two directors. The directors elected at the annual meeting will serve for a term of three years, expiring at the 2005 annual meeting of stockholders or when their successors have been elected and qualified. The class whose term of office expires at the 2003 annual meeting consists of three directors and the class whose term of office expires at the 2004 annual meeting consists of two directors.

     The nominees for election have agreed to serve if elected, and we have no reason to believe that the nominees will be unavailable to serve. If a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will vote for an alternate nominee designated by the Board to fill the vacancy.

NOMINEES FOR DIRECTOR FOR TERM ENDING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

     Richard S. Bodman, 63, has served as one of our directors since July 1997. Since May 1996, Mr. Bodman has served as President of Venture Management Services, Inc., an independent company that manages equity funds and investments, including those of AT&T Ventures. From August 1990 to May 1996, Mr. Bodman served as Senior Vice President for Strategy and Development for AT&T, as a member of AT&T's Management Executive Committee, and as Lead Director of Sandia National Laboratories. Mr. Bodman is also a director of TYCO International, Inc. and several privately held companies.

     Kevin J. O'Connor, 41, has served as one of our directors since October 1995. Mr. O'Connor has been the Chairman of DoubleClick Inc., a provider of Internet advertising services, since January 1996 and was also the Chief Executive Officer until June 2000. Mr. O'Connor is also a director of 1-800-FLOWERS.com.

VOTE REQUIRED

     The two nominees receiving the greatest number of affirmative votes of the shares present or represented by proxy and entitled to vote at the annual meeting will be elected directors. This number is called a plurality.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS FOR TERM ENDING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     Thomas E. Noonan, 41, has served as our President and as a director since August 1995 and as our Chief Executive Officer and Chairman of the Board since November 1996. Mr. Noonan is also a director of Manhattan Associates, Inc., a provider of technology-based solutions to improve supply chain effectiveness and efficiencies.

     Sam Nunn, 63, has served as one of our directors since October 1999, and an advisor to us since February 1998. Mr. Nunn has been a senior partner in the Atlanta law firm of King & Spalding since January 1997. Previously, he served in the United States Senate for four terms starting in 1972. Mr. Nunn is co-chairman and chief executive officer of the Nuclear Threat Initiative, a charitable organization working to reduce the global threat from nuclear biological and chemical weapons. He is a director of The Coca-Cola Company, Dell Computer Corporation, General Electric Company, Scientific-Atlanta, Inc., Chevron Texaco Corporation and Total System Services, Inc., and several privately held companies. He also serves as Chairman of the Board of the Center for Strategic and International Studies (CSIS), a Washington, D.C. think tank.

     David N. Strohm, 53, has served as one of our directors since February 1996. Since 1980, Mr. Strohm has been an employee of Greylock Management Corporation, a venture capital group, and has been a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm is also a director of DoubleClick Inc., Switchboard, Inc., an Internet-based local merchant networking company, Legato Systems, Inc., a data storage management software company, and several privately held companies.

CONTINUING DIRECTORS FOR TERM ENDING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     Robert E. Davoli, 53, has served as one of our directors since February 1996. Mr. Davoli has been a general partner of or an advisor to Sigma Partners, a venture capital firm, since January 1995. Mr. Davoli also serves as a director of Vignette Corporation, an Internet relationship management software company, Versata, Inc., an e-business software applications and services company, and several privately held companies.

     Christopher W. Klaus, 28, founded Internet Security Systems in April 1994 and has served as one of our directors since then. He also served as President until August 1995 and as Chief Executive Officer until November 1996. Mr. Klaus continues to serve as Chief Technology Officer. Prior to founding the company, Mr. Klaus developed a shareware version of Internet Scanner while attending Georgia Institute of Technology.

BOARD AND COMMITTEE MEETINGS

     Our Board held six meetings during fiscal 2001. We have an Audit Committee and a Compensation Committee. The Audit Committee held six meetings during 2001 and the Compensation Committee held six meetings during 2001. Each Board member attended at least 75% of the total number of meetings of the Board and the committees on which the member served.

AUDIT COMMITTEE

     The Audit Committee of our Board consists of three directors, Messrs. Bodman, Davoli and Nunn. The Audit Committee has adopted a written charter. The Audit Committee is primarily responsible for reviewing and recommending to the Board the selection of our independent auditors; discussing with the auditors their independence from management; discussing with the internal auditors and the independent auditors the overall scope and plans for their respective audits; discussing with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including our systems to monitor and manage business risk, and legal and ethical compliance programs; and reviewing the interim and annual financial statements to be included in our SEC filings.

COMPENSATION COMMITTEE

     The Compensation Committee of our Board consists of three directors, Messrs. Davoli, O'Connor and Strohm, and is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. It also has authority to administer our Restated 1995 Stock Incentive Plan and to make option grants thereunder.

DIRECTOR COMPENSATION

     Our non-employee directors are reimbursed for their reasonable expenses in connection with attending Board meetings. In addition, at its meeting on April 11, 2002, the Board approved an annual retainer for our non-employee directors of $10,000. This annual retainer is payable upon the conclusion of each year's service.

     Under the current Automatic Option Grant Program of our Restated 1995 Stock Incentive Plan, each non-employee director is granted an initial option to purchase 25,000 shares of common stock on the date he or she is first elected or appointed to the Board, provided he or she has not previously been our employee. In addition, after each annual stockholders meeting, each non-employee director is granted an annual option to purchase 2,500 shares of common stock. If Proposal Two is approved by our stockholders at our annual meeting, the initial grant will be reduced to an option to purchase 20,000 shares of common stock and the annual grant will be increased to an option to purchase 10,000 shares.

     Each option is granted at an exercise price per share equal to the fair market value per share of common stock on the grant date. Options have a term of 10 years, subject to earlier termination upon cessation of Board service. Options are immediately exercisable, though any shares purchased upon exercise of the option are subject to repurchase by us upon cessation of Board service prior to vesting in the shares. The initial option grant to non-employee directors vests in four equal successive annual installments. The annual option grant vests upon the completion of one year of Board service. In addition, the shares underlying each option grant immediately vest upon certain changes in our ownership or control or upon the death of the Board member.

PROPOSAL TWO
APPROVAL OF AMENDMENTS TO THE RESTATED 1995 STOCK INCENTIVE PLAN

     We are asking you to approve amendments to the Restated 1995 Stock Incentive Plan that will prohibit certain amendments to the Plan without stockholder approval and change the Automatic Option Grant Program for non-employee directors. These proposed amendments are designed to require stockholder approval for certain future amendments and to bring the option grants to our non-employee directors more in line with standard practices within our industry in order to attract and retain qualified directors.

     The Board adopted an amendment to our Plan that prohibits certain amendments to the Plan unless approved by our stockholders. This change was adopted, subject to stockholder approval, to incorporate changes suggested by some of our institutional stockholders. Amendments to our Plan that now require stockholder approval include any amendment that would:

          1. expand the classes of persons to whom awards may be made;

          2. increase the number of shares of common stock authorized for grant;

          3. increase the number of shares which may be granted under awards to any one participant per calendar year;

          4. increase the percentage of shares available for awards of restricted stock or unrestricted shares of common stock;

          5. permit unrestricted shares of common stock to be granted other than in lieu of cash payments under our incentive plans and programs and those of our subsidiaries;

          6. allow the creation of additional types of awards;

          7. grant options at prices below fair market value at date of grant or permit decreasing the option price on any outstanding option or the base price on any stock appreciation right;

          8. permit shortening of vesting periods or removing or waiving performance goals except to the extent expressly permitted under the Plan; or

          9. change any of the provisions of the above limitations.

     The Board adopted an amendment to our Plan reducing the number of shares included in future initial option grants to non-employee directors and increasing the number of shares included in future annual option grants to non-employee directors under the Plan's Automatic Option Grant Program. The amendment is subject to stockholder approval at the annual meeting. Initial option grants will be reduced from 25,000 to 20,000 shares of common stock, and are granted on the date the individual first becomes a non-employee member of the Board. Annual option grants will be increased from 2,500 to 10,000 shares of common stock and are granted at each annual stockholders meeting, beginning with this annual meeting, if the non-employee director continues to serve on the Board.

     A summary of the principal features of the Plan begins on page 13 of this Proxy Statement.

VOTE REQUIRED

     The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is required for approval of the amendment to the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENTS TO THE PLAN.

STOCK PERFORMANCE GRAPH

     The graph compares the performance of our common stock to the Nasdaq National Market Index and to the Nasdaq Computers and Data Processing Services Index. It covers the period from March 24, 1998 (the first day of trading after our initial public offering of shares of our common stock) to December 31, 2001. The graph assumes that $100 was invested in our common stock and each of the indexes on March 24, 1998, and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                              (PERFORMANCE GRAPH)

-----------------------------------------------------------------------------------------------
                             3/24/1998     12/31/1998    12/31/1999    12/31/2000    12/31/2001
-----------------------------------------------------------------------------------------------
  ISSX                         100.00        136.22        352.32        388.54        158.81
  Nasdaq CDPS Index            100.00        140.41        308.62        142.11        114.44
  Nasdaq NM Index              100.00        120.98        224.52        136.31        107.61

The foregoing graph shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of shares of common stock as of February 28, 2002 for (i) our Chief Executive Officer, the four most highly compensated executive officers serving at the end of fiscal 2001, and one person who was an executive officer during fiscal 2001, though he was no longer serving in that capacity at the end of fiscal 2001 (collectively the "Named Officers"); (ii) our directors; (iii) our directors and executive officers as a group; and (iv) each person who is a stockholder holding more than a 5% interest in our common stock. Unless otherwise indicated, the address for each person is c/o Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, Georgia 30328.

                                                      SHARES BENEFICIALLY OWNED
                                                      --------------------------
NAME                                                   NUMBER      PERCENTAGE(1)
----                                                  ---------    -------------
Richard S. Bodman(2)................................     20,971           *
Alex Bogaerts(3)....................................     37,500           *
Lawrence Costanza(4)................................     25,000           *
Robert E. Davoli(5).................................    165,000           *
Mark Hangen.........................................         --          --
Christopher W. Klaus................................  4,779,500         9.9%
Richard Macchia(6)..................................    142,300           *
Thomas E. Noonan(7).................................  2,170,802         4.2%
Sam Nunn(8).........................................     56,600           *
Kevin J. O'Connor(9)................................     73,766           *
David N. Strohm(10).................................     97,500           *
Kenneth Walters.....................................         --          --
All directors and executive officers as a group (15
  persons)(11)......................................  7,610,501        14.9%
Massachusetts Financial Services Company(12)........  2,809,050         5.8%
  500 Boylston Street, Boston, MA 02116
T. Rowe Price(13)...................................  3,070,450         6.4%
  100 East Pratt Drive, Baltimore, MD 21202
Putnam Investments, LLC(14).........................  3,514,932         7.3%
  One Post Office Square, Boston, MA 02109

------------

  *  Indicates less than 1%.

 (1) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days following February 28, 2002, are deemed outstanding. However, shares subject to options are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Includes options for 2,500 shares of common stock.

 (3) Includes options for 22,500 shares of common stock.

 (4) Consists of options for 25,000 shares of common stock.

 (5) Includes options for 47,500 shares of common stock.

 (6) Includes options for 70,000 shares of common stock.

 (7) Includes 180,875 shares held in family trusts and options for 135,000 shares of common stock.

 (8) Includes options for 52,500 shares of common stock.

 (9) Includes options for 47,500 shares of common stock.

(10) Includes 90,000 shares held in a family trust and options for 7,500 shares of common stock.

(11) Includes options for 450,250 shares of common stock.

(12) Based solely on information provided by Massachusetts Financial Services Co. on its Schedule 13G filed February 12, 2002 with the Securities and Exchange Commission.

(13) Based solely on information provided by T. Rowe Price on its Schedule 13G filed February 25, 2002 with the Securities and Exchange Commission.

(14) Based solely on information provided by Putnam Investments, LLC on its
     Schedule 13G filed February 13, 2002 with the Securities and Exchange Commission.

EXECUTIVE OFFICERS

     In addition to Thomas E. Noonan, our Chief Executive Officer and President, and Christopher Klaus, our Chief Technology Officer and Secretary, who are described in Proposal One regarding our directors, we have the following executive officers:

     Richard Macchia, 50, is our Chief Financial Officer and Vice President of Administration having joined us in December 1997. Prior to joining us, Mr. Macchia was Senior Vice President of Finance for First Data Corporation.

     Lawrence Costanza, 43, has served as our Vice President of Americas Operations since July 2000. Prior to joining us, Mr. Costanza was Vice President of North America Sales for Lucent Technologies from June 1999 until joining us and, prior to joining Lucent Technologies, he was Sales Director for 3Com Corporation.

     Alex Bogaerts, 52, is President of our Europe, Middle East and Africa region, having joined us in 1996.

     Lin Ja Hong, 44, is President of our Asia Pacific region, having joined us in 1997.

     Sean Bowen, 41, has served as our General Counsel and Vice President of Contracts Administration since March 2000. Prior to joining us, Mr. Bowen was Senior Corporate Counsel for Eastman Chemical Company.

     Maureen Richards, 32, joined our accounting group as a manager in December 1997 and has served as our Corporate Controller since March 2001. Prior to joining us, Ms. Richards was an audit manager with Ernst & Young LLP.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table provides certain summary information concerning the compensation earned by our Named Officers whose salary and bonus for 2001 was in excess of $100,000.

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                                       -------------
                                                                       ANNUAL           SECURITIES
                                                                    COMPENSATION        UNDERLYING
                                                                 -------------------   OPTIONS/SARS
NAME AND PRINCIPAL POSITION(S)                            YEAR    SALARY     BONUS     (# OF SHARES)
------------------------------                            ----   --------   --------   -------------
Thomas E. Noonan........................................  2001   $190,833   $ 80,917      400,000
  Chief Executive Officer, President and                  2000   $200,000   $149,480           --
  Chairman of the Board                                   1999   $196,875   $ 18,500           --
Kenneth Walters(1)......................................  2001   $333,958   $102,480       67,500
  Former Chief Operating Officer                          2000   $175,000   $ 94,563      300,000
                                                          1999         --         --           --
Richard Macchia.........................................  2001   $208,437   $ 81,313       27,500
  Vice President and Chief Financial Officer              2000   $190,333   $109,765       75,000
                                                          1999   $142,000   $ 32,890           --
Lawrence Costanza(2)....................................  2001   $300,000   $322,625       55,000
  Vice President of Americas Operations                   2000   $110,384   $179,576      275,000
                                                          1999         --         --           --
Alex Bogaerts(3)........................................  2001   $180,497   $ 64,495       25,000
  President EMEA Region                                   2000   $150,000   $124,180        4,000
                                                          1999   $109,327   $117,785       40,000
Mark Hangen(4)..........................................  2001   $282,115   $ 92,320           --
  Former President and General Manager of                 2000   $314,808   $144,304           --
  Managed Security Services                               1999         --         --      400,000

------------

(1) Mr. Walters resigned in January 2002.

(2) Mr. Costanza joined the company in July 2000.

(3) Mr. Bogaerts' cash compensation was paid in euros in 2001 and an exchange rate of 1.12347 euros per dollar was used to calculate the dollar value in the table. Mr. Bogaerts' compensation, other than options, was paid to a consulting company owned by Mr. Bogaerts.

(4) Mr. Hangen resigned in July 2001.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     We entered into a letter agreement with Mr. Costanza in connection with his employment. Mr. Costanza's agreement provides for an extension of the vesting of share options, granted upon the commencement of his employment, for a period of one year after termination of him by us, if the termination is without cause. It also provides for the accelerated vesting of his share options upon a change in control of the company and subsequent termination of his employment without cause, if such termination is within twelve months after such change in control. Mr. Costanza agreed to standard confidentiality and nonsolicitation provisions.

     We have not entered into any formal employment agreements with Messrs. Noonan, Macchia or Bogaerts. However, our Compensation Committee of our Board, as administrator of our Restated 1995 Stock Incentive Plan, has exclusive authority to provide for accelerated vesting of the outstanding stock options held by executive officers and other employees or any unvested share issuances held by them, in connection with certain changes in control or the subsequent termination of their employment following the change in control event. Messrs. Walters and Hangen have resigned and are no longer our employees.

STOCK OPTION GRANTS

     The following table contains information concerning the stock options granted to the Named Officers during 2001. All grants were made under our Restated 1995 Stock Incentive Plan.

                            OPTION GRANTS IN 2001(1)

                                            NUMBER                                            POTENTIAL REALIZABLE VALUE
                                              OF       % OF TOTAL                             AT ASSUMED ANNUAL RATES OF
                                          SECURITIES    OPTIONS                              STOCK PRICE APPRECIATION FOR
                                          UNDERLYING   GRANTED TO   EXERCISE                        OPTION TERM(2)
                                           OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   ----------------------------
NAME                                       GRANTED      IN 2001       SHARE        DATE           5%             10%
----                                      ----------   ----------   ---------   ----------   ------------   -------------
Thomas E. Noonan(3).....................   250,000        15.0%      $56.00       1/10/11     $8,804,525     $22,312,394
                                           150,000         9.0%      $33.17      12/27/11     $3,129,065     $ 7,929,666
Kenneth Walters(4)......................    23,750         1.4%      $21.75       7/15/11     $  324,863     $   823,268
                                            15,000         0.9%      $ 9.11       9/27/11     $   85,938     $   217,785
                                            28,750         1.7%      $ 9.11       9/27/11     $  164,715     $   417,421
Richard Macchia(5)......................    11,250         0.7%      $21.75       7/15/11     $  153,883     $   389,969
                                            16,250         1.0%      $ 9.11       9/27/11     $   93,100     $   235,934
Lawrence Costanza(6)....................    17,500         1.1%      $21.75       7/15/11     $  239,373     $   606,618
                                            15,000         0.9%      $ 9.11       9/27/11     $   85,938     $   217,785
                                            22,500         1.4%      $ 9.11       9/27/11     $  128,908     $   326,677
Alex Bogaerts(7)........................    10,000         0.6%      $21.75       7/15/11     $  136,785     $   346,639
                                            15,000         0.9%      $ 9.11       9/27/11     $   85,938     $   217,785
Mark Hangen.............................        --          --           --            --             --              --

------------

(1) Under our Restated 1995 Stock Incentive Plan, unvested options terminate if the individual ceases to be employed by us prior to full vesting. If we are acquired by merger, consolidation or asset sale, the vesting of the options will accelerate and all options will vest in full unless the successor assumes the options. In the event that the successor assumes the options, if within 12 months following the acquisition the individual's position is reduced to a lesser position or the individual's employment is involuntarily terminated, the vesting of the options will accelerate in part so that the next annual installment of option shares scheduled to vest will immediately vest and, to the extent the individual continues in our service, each installment of option shares scheduled to vest thereafter will vest on each subsequent anniversary of the acceleration date. Each option expires on the earlier of ten years from the date of grant or termination of the individual's employment with us. All options were granted at fair market value as determined by the Board on the date of grant.

(2) Future value assumes appreciation in the market value of the common stock of 5% and 10% per year over the ten-year option period as mandated by the rules and regulations of the Securities and Exchange Commission and does not represent our estimate or projection of the future value of the common stock. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

(3) Of these options granted, 250,000 shares will vest 25% per year over a four-year period measured from the grant date, and 150,000 shares will vest quarterly over 12 quarters beginning April 1, 2002, until fully vested on January 1, 2005.

(4) All of these options were cancelled on April 2, 2002 following Mr. Walters resignation in January 2002.

(5) Of these options granted, 22,500 shares will vest 25% on July 1, 2002 and the remainder will vest 6.25% per quarter beginning October 1, 2002 until vesting is complete on July 1, 2005 and 5,000 shares will vest 25% on the first anniversary of the grant and the remainder at 6.25% each quarter beginning in the 15th anniversary month after the grant.

(6) Of these options granted, 35,000 shares will vest 25% on July 1, 2002 and the remainder will vest 6.25% per quarter beginning October 1, 2002 until vesting is complete on July 1, 2005 and 5,000 shares will vest 25% on the first anniversary of the grant and the remainder at 6.25% each quarter beginning in the 15th anniversary month after the grant. The 15,000 options granted will vest 12.5% on April 1, 2002 and vest 6.25% per quarter beginning July 1, 2002 until fully vested on October 1, 2005.

(7) Of these options granted, 20,000 will vest July 1, 2002 and the remainder will vest 6.25% per quarter beginning October 1, 2002 until vesting is complete on July 1, 2005 and 5,000 will vest 25% on the first anniversary of the grant and the remainder at 6.25% each quarter beginning in the 15th anniversary month after the grant.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information about options exercised during 2001 and unexercised options held by the Named Officers at the end of the fiscal year.

           AGGREGATE 2001 OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                      SHARES                   OPTIONS AT DECEMBER 31,        IN-THE-MONEY OPTIONS
                                     ACQUIRED                           2001                 AT DECEMBER 31, 2001(1)
                                        ON        VALUE      ---------------------------   ---------------------------
NAME                                 EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                 --------   ----------   -----------   -------------   -----------   -------------
Thomas E. Noonan...................  180,000    $2,073,840     60,000         400,000      $1,313,600     $       --
Kenneth Walters....................       --            --     50,000         317,500      $       --     $1,248,925
Richard Macchia....................   77,000    $2,484,223     95,000         102,500      $2,713,200     $  488,925
Lawrence Costanza..................   50,000    $  853,000     25,000         255,000      $       --     $1,041,050
Alex Bogaerts......................       --            --     21,000          48,000      $   28,700     $  476,050
Mark Hangen........................       --            --         --              --              --             --

------------

(1) Value is determined by subtracting the exercise price from the closing price per share of the common stock on the Nasdaq National Market on December 31, 2001 ($32.06 per share) to get the average value per option, and multiplying it by the number of shares underlying the option. The amount in this column may not represent amounts that can actually be realized.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 2001, the Compensation Committee was comprised of Messrs. Davoli, O'Connor and Strohm. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for these individuals. The Compensation Committee also has the exclusive authority to make discretionary option grants to our executive officers under the Restated 1995 Stock Incentive Plan.

     The Compensation Committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to the individuals.

     General Compensation Policy. The Compensation Committee's policy is to provide our executive officers with compensation opportunities that are based upon personal performance, our financial performance and their contribution to that performance and are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to our achievement of quarterly and annual financial performance goals, and

(iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation is comprised of bonuses and stock options and depends upon our financial performance and stock price appreciation rather than base salary.

     Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2001 fiscal year are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Base Salary. In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The base salary for each officer generally reflects the salary levels for comparable positions in the published surveys and available market data, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers.

     Annual Incentives. For the 2001 fiscal year, the Chief Executive Officer was eligible for quarterly and annual incentive bonuses. The aggregate quarterly incentive bonus target was equal to 20% of his base salary and the annual incentive bonus target was equal to 50% of his base salary for the 2001 fiscal year. Payouts were determined based on our actual financial performance in comparison to our business plan, as adjusted during the year. The other executive officers were also awarded incentive compensation based on achievement of performance targets and attainment of individual objectives. Based on our performance for the 2001 fiscal year, bonuses were awarded to the Named Officers in the amounts indicated in the Summary Compensation table.

     Long Term Incentives. Stock option grants are made periodically by the Compensation Committee to each of our executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage ISS from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Options generally vest over a four-year period or are linked to various performance objectives. Vesting is contingent upon the officer's continued employment with us. Accordingly, an option will provide a return to the executive officer only if he or she remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term.

     The size of option grants to executive officers, including the Chief Executive Officer, are set by the Compensation Committee at a level that is intended to create a long-term performance and retention incentive, and a meaningful opportunity for stock ownership based upon the individual's current position with us. Option grants are also intended to reflect the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee takes into account published surveys and available market data for comparable positions, the number of unvested options held by the executive officer, and any impairment based on market conditions in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

     CEO Compensation. In setting the total compensation payable to our Chief Executive Officer for the 2001 fiscal year, the Compensation Committee sought to weight his compensation more toward incentive stock compensation and less toward cash compensation. For 2001 the Compensation Committee determined not to increase Mr. Noonan's salary compensation or performance bonus compensation targets from the 2000 fiscal year. Instead, the Compensation Committee adopted a long-term incentive stock program for Mr. Noonan, heavily weighted towards the grant of stock options. In January 2001, the Compensation Committee adopted a program to grant options under our Restated 1995 Incentive Stock Plan to Mr. Noonan to purchase up to 1,000,000 shares of our common stock at the fair market price on the grant date. An initial option to purchase up to 250,000 shares was granted at the January 2001 meeting. The exercise price is $56.00 per share, the option vests annually over four years from the grant date and it expires ten years from the grant date. In connection with this program, as revised, an additional option grant to purchase up to 150,000 shares was made to Mr. Noonan in December 2001. The exercise price is $33.17 per share, the option vests quarterly over 12 quarters beginning April 1, 2002, until fully vested on January 1, 2005, and it expires ten years from the grant date. An option to purchase the remaining 600,000 shares was granted in January 2002 with an exercise price of $33.37 per share, vesting quarterly over 12 quarters beginning April 1, 2002, until fully vested on January 1, 2005, and expiring ten years from the grant date.

     The components of Mr. Noonan's 2001 fiscal year compensation, other than salary, were primarily dependent upon our performance. Mr. Noonan was paid $80,917 in quarterly and annual cash bonuses for the 2001 fiscal year.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers for fiscal 2002 will exceed that limit. The Restated 1995 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee may reconsider this decision if the individual cash compensation of any executive officer ever approaches the $1 million level.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-term and long-term.

                                          The Compensation Committee:
                                          Robert E. Davoli, Chairman
                                          Kevin J. O'Connor
                                          David N. Strohm
April 11, 2002

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

RESTATED 1995 STOCK INCENTIVE PLAN SUMMARY OF PRINCIPAL FEATURES

     The following is a summary of the principal features of the Restated 1995 Incentive Stock Plan, as most recently amended. This summary does not, however, purport to be a complete description of all the provisions of the Plan. Any of our stockholders who wish to obtain a copy of the plan document may do so upon written request to our corporate secretary at 6303 Barfield Road, Atlanta, Georgia 30328.

EQUITY INCENTIVE PROGRAMS

     The Plan consists of three separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program, and (iii) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation Committee of the Board has exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to our executive officers and non-employee Board members. The Board and Compensation Committee have concurrent authority to make option grants and stock issuances under those programs to all other eligible individuals. The Board has appointed a secondary committee of one Board member to have separate but concurrent authority with the Compensation Committee to make option grants under the Discretionary Option Grant Program to employees other than our executive officers. Individual option grants by the secondary committee cannot exceed 10,000 shares.

     The term Plan Administrator, as used in this summary, will mean the Compensation Committee, the Board and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan. However, none of the Compensation Committee, the Board or any secondary committee exercise any administrative discretion under the Automatic Option Grant Program. All grants under that program are made in strict compliance with the express provisions of the program.

SHARE RESERVE

     An aggregate of 14,454,122 shares of common stock has been reserved to date for issuance under the Plan. Such share reserve includes the 1,914,744 shares added to the reserve on January 2, 2002 pursuant to the automatic share increase provisions of the Plan. In addition, on the first trading day of each calendar year during the term of the Plan, the number of shares of common stock available for issuance under the Plan automatically increases by an amount equal to 4% of the shares of our common stock outstanding on the last trading day of the immediately preceding calendar year, subject to a maximum annual increase of 2,600,000 shares. No incentive stock options may be granted from the additional shares resulting from the annual increases.

     No participant in the Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 600,000 shares of common stock in the aggregate per calendar year.

     The shares of common stock issuable under the Plan may be drawn from our authorized but unissued shares of common stock or from shares of common stock reacquired by us, including shares repurchased on the open market.

     In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate, annually and per participant) under the Plan and the securities and the exercise price per share in effect under each outstanding option.

ELIGIBILITY

     Officers, employees, non-employee Board members and independent consultants in our service or the service of our subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Participation in the Automatic Option Grant Program is limited to non-employee members of the Board.

     As of March 31, 2002, eight executive officers, five non-employee Board members and approximately 1,195 other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The five non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

VALUATION

     The fair market value per share of common stock on any relevant date under the Plan will be the closing selling price per share on that date on the National Market of the Nasdaq Stock Market. On April 5, 2002, the fair market value per share determined on such basis was $20.36.

DISCRETIONARY OPTION GRANT PROGRAM

     The Plan Administrator has discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Each granted option will have an exercise price per share equal to the fair market value of the shares on the grant date unless otherwise determined by the Plan Administrator. The Plan Administrator's practice has been to grant options with an exercise price equal to the fair market value of the shares on the grant date, and has no present intent to change that practice. No granted option will have a term in excess of 10 years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the unvested option shares. The unvested shares acquired under those options may be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.

     The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which provide the holders with the right to surrender their options for an appreciation distribution from us equal to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock.

     The Plan Administrator also has the authority, with the consent of the affected option holders, to cancel any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution thereof, new options covering the same or a different number of shares of common stock, but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

STOCK ISSUANCE PROGRAM

     Shares of common stock may be issued under the Stock Issuance Program at a price per share equal to the fair market value of the shares unless otherwise determined by the Plan Administrator and for such valid consideration under the Plan and the Delaware General Corporation Law as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

NON-EMPLOYEE DIRECTOR AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, non-employee Board members receive option grants at specified intervals over their period of Board service. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of the program.

     Under the Automatic Option Grant Program, the number of shares of common stock subject to the initial and annual grants and the vesting period of the annual grants is described below:

          1. Each individual who becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of initial election or appointment, a one-time, non-statutory option to purchase 25,000 shares of common stock, provided the individual has not previously been in our employ. If Proposal Two is approved by shareholders at the annual meeting, the initial option grant will be reduced to 20,000 shares of common stock.

          2. On the date of each annual meeting, each individual who is to continue to serve as a non-employee Board member, whether or not standing for re-election at that particular annual meeting, will automatically be granted a non-statutory option to purchase 2,500 shares of common stock, provided the individual has served as a non-employee Board member for at least six months. There will be no limit on the number of 2,500-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in our employ will be eligible to receive annual grants. If Proposal Two is approved by shareholders at the annual meeting, the annual option grant will be increased to 10,000 shares of common stock.

          3. Each initial and annual option will be immediately exercisable for all of the option shares. However, any shares purchased under the option may repurchased by us, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares of common stock subject to the initial option grant will vest in a series of four successive equal annual installments upon the optionee's completion of each successive year of Board service over the four-year period measured from the grant date. The shares of common stock subject to each annual option grant will vest upon the optionee's completion of one year of Board service measured from the grant date.

     Each automatic option grant will have an exercise price per share equal to 100% of the fair market value per share of common stock on the grant date. The option will have a term of 10 years, subject to earlier termination at the end of the 12-month period measured from the date of the optionee's cessation of Board service.

     Each automatic option will remain exercisable for a 12-month period following the optionee's cessation of service as a Board member. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Board member is vested at the time of his or her cessation of Board service.

     The shares subject to each automatic option grant will immediately vest upon (i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of ISS by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of our outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership.

     Each option granted under the Automatic Option Grant Program will include a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting securities, the option may be surrendered to us in return for a cash distribution from us. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option. In addition, the Plan Administrator may grant such rights to our officers as part of their option grants under the Discretionary Option Grant Program.

     The remaining terms and conditions of each automatic option grant will in general conform to the terms summarized for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

GENERAL PROVISIONS

     Acceleration. If we are acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation. If an option is assumed or replaced in connection with an acquisition and within 12 months following the acquisition the optionee is offered a lesser position or the optionee's service is terminated involuntarily, then the exercisability of the option will accelerate in part so that the option will become exercisable with respect to the next annual installment of option shares for which the option is otherwise to become exercisable.

     The Plan Administrator has the authority under the Discretionary Option Grant Program to provide that those options will automatically vest in full (i) upon an acquisition of ISS, whether or not those options are assumed or replaced, (ii) upon a hostile change in control of ISS effected through a tender offer for more than 50% of our outstanding voting stock or by proxy contest for the election of Board members, or (iii) in the event the individual is offered a lesser position or the individual's service is terminated involuntarily within a designated period (not to exceed 12 months) following an acquisition in which those options are assumed or replaced or following a hostile change in control. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The options granted under the Automatic Option Grant Program will automatically accelerate and become exercisable in full upon any acquisition or hostile change in control transaction.

     The acceleration of vesting in the event of a change in the ownership or control of ISS may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of ISS.

     Financial Assistance. The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

     Special Tax Election. The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

     Amendment and Termination. The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to the Plan, applicable laws and regulations. If Proposal Two is approved, stockholder approval will be required to amend the Plan if the amendment would: (1) expand the classes of persons to whom awards may be made; (2) increase the number of shares of common stock authorized for grant; (3) increase the number of shares which may be granted under awards to any one participant per calendar year; (4) increase the percentage of shares available for awards of restricted stock or unrestricted shares of common stock; (5) permit unrestricted shares of common stock to be granted other than in lieu of cash payments under other incentive plans and programs of the company and its subsidiaries;

(6) allow the creation of additional types of awards; (7) grant options at prices below fair market value at date of grant or permit decreasing the option price on any outstanding option or the base price on any stock appreciation right; (8) permit shortening of vesting periods or removing or waiving performance goals except to the extent expressly permitted under the Plan; or
(9) change any of the provisions of the above limitations. Unless sooner terminated by the Board, the Plan will terminate on the earliest of (i) September 6, 2005, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares, or (iii) the termination of all outstanding options in connection with an acquisition of ISS by merger or sale.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion outlines generally the federal income tax consequences applicable to awards granted under the Plan. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and Plan participants should rely on their own tax counsel for advice regarding federal income tax treatment under the Plan.

     Option Grants. Options granted under the Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory options, which are not intended to satisfy such requirements. The federal income tax treatment for the two types of options differs as follows:

     Incentive Stock Options. An optionee is not subject to any federal income tax upon the grant of an incentive option pursuant to the Plan, nor does the grant of an incentive option result in an income tax deduction for us. Further, an optionee normally will not recognize income for federal income tax purposes and we normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive option and the related transfer of shares to the optionee. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the optionee for the year in which the option is exercised. Thus, the exercise of an incentive option nevertheless may increase an optionee's federal income tax liability as a result of the alternative minimum tax rules of the Code.

     If the shares transferred pursuant to the exercise of an incentive option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the optionee generally will recognize ordinary income equal to the lesser of (1) the excess of the amount realized on the disposition of the shares over the exercise price for the shares or (2) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. The balance, if any, of the optionee's gain over the amount treated as ordinary income on disposition generally will be treated as short or long-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied.

     If the shares transferred upon the exercise of an incentive option are disposed of after the holding periods have been satisfied, such disposition generally will result in a long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the exercise price. We will not be entitled to a federal income tax deduction as a result of a disposition of such shares after these holding periods have been satisfied.

     Non-Statutory Options. An optionee normally recognizes no taxable income upon the grant of a non-statutory option, nor does the grant of a non-statutory option result in an income tax deduction for us. An optionee normally will recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the shares purchased over the exercise price paid for the shares. The optionee will be required to satisfy the tax withholding requirements applicable to such income. The fair market value of the purchased shares generally will be determined on the date the shares are transferred pursuant to the exercise. However, if the optionee is subject to
Section 16(b) of the Exchange Act of 1934, as amended, the date on which the fair market value of the shares transferred will be determined may be delayed for up to six months if the optionee cannot sell the shares after exercise without subjecting the optionee to a claim under Section 16(b) of the Exchange Act. Alternatively, if the optionee is subject to Section 16(b) of the Exchange Act and makes a timely election under Section 83(b) of the Code, such fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of

Section 16(b) of the Exchange Act. The recipient will recognize ordinary income in the year in which the fair market value of the shares transferred is determined.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the company at a price not greater than the exercise price upon the optionee's termination of service with us prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report, as and when our repurchase rights lapse, as ordinary income an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under
Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses. However, if shares with respect to which a Section 83(b) election is made are later forfeited, no tax deduction is allowable to the recipient for the forfeited shares.

     We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the optionee.

     Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. We will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which such ordinary income is recognized by the optionee.

     Direct Stock Issuances. The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     We anticipate that any compensation deemed paid by us in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by us without limitation under Section 162(m).

ACCOUNTING TREATMENT

     Option grants under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to our reported earnings. However, we must disclose in footnotes to our financial statements the fair value of those options and the pro-forma impact those options would have upon our reported earnings if the fair value of those options at the time of grant were treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

     Option grants or stock issuances made under the Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to us in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against our earnings over the period that the option shares or issued shares are to vest.

     Should one or more individuals be granted tandem stock appreciation rights under the Plan, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

INDEPENDENT AUDITORS

     The Board has appointed the firm of Ernst & Young LLP, our independent public auditors during 2001, to serve in the same capacity for the year ending December 31, 2002. The Board, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that a change would be in our best interests and the best interests of our stockholders.

     A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the same fiscal year were $200,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No professional services were rendered or fees billed by Ernst & Young LLP for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     The aggregate fees billed by Ernst & Young LLP for services rendered to us, other than the audit fees described above, for the fiscal year ended December 31, 2001 were $239,000 of audit related fees and $115,000 of non-audit related fees.

     The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independent auditor's independence.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is responsible for, among other things, reviewing with our independent auditors the scope and results of their audit engagement. In connection with the fiscal 2001 audit, the Audit Committee has:

     - reviewed and discussed with management our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2001,

     - discussed with Ernst & Young LLP, our independent auditors, the matters required by Statement of Auditing Standards No. 61, and

     - received from and discussed with Ernst & Young LLP the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 regarding their independence.

     Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and rely, without independent verification, on the information provided to them and on the representations made to them by management and the independent accountants. The Audit Committee has adopted a charter and has made certain amendments to the charter since last year's proxy. A copy of the amended charter is attached to this Proxy Statement as Annex A. The members of the Audit Committee have been determined to be independent in accordance with the requirements of Rule 4350(d)(2) of the National Association of Securities Dealers listing requirements.

                                          The Audit Committee:
                                          Richard S. Bodman, Chairman
                                          Robert E. Davoli
                                          Sam Nunn
March 21, 2002

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lin Ja Hong is the President of Internet Security Systems KK, our Japanese subsidiary. In December 2000, the Compensation Committee of the Board of Directors approved the grant to Mr. Lin of options to purchase shares equal to 1.55% of the outstanding shares in such subsidiary and the sale to Mr. Lin of 2% of the outstanding stock of such subsidiary. The option exercise price and stock purchase price were determined based upon a fair market value appraisal. The grants and issuances occurred on or about February 28, 2001. In September 2001, approximately 10% of the shares of Internet Security Systems KK were issued and listed for trading on the Japan over-the-counter market in an underwritten public offering in Japan.

     Sam Nunn, one of our directors, is a senior partner in the law firm of King & Spalding. King & Spalding provided legal services to us during 2001.

     Our policy is that all transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of our common stock and their transactions in common stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons, and (ii) the written representations received from such persons, we believe that all reporting requirements under Section 16(a) for the fiscal year were met in a timely manner.

ANNUAL REPORT AND FORM 10-K

     A copy of our Annual Report to Stockholders for the 2001 fiscal year is being mailed with this Notice of Annual Stockholders Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report to Stockholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material. The Annual Report to Stockholders includes our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2002.

                                    ANNEX A

                        INTERNET SECURITY SYSTEMS, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the audit committee of the board of directors of Internet Security Systems, Inc., a Delaware corporation. The committee will review and reassess the charter at least annually and obtain the approval of the board of directors. The committee will be appointed by the board and have at least three directors, each of whom is independent of management and the company. Members of the committee will be considered independent if, in the judgment of the board, they have no relationship that may interfere with the exercise of their independence from management and the company. All committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee will provide assistance to the board in fulfilling its oversight responsibility relating to the company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, the committee is responsible to maintain free and open communication between the committee, independent auditors, the internal auditors, if any, and management of the company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the company's financial statements, and the independent auditors are responsible for auditing those financial statements. The members of the audit committee are not professionally engaged in the practice of auditing or accounting and rely, without independent verification, on the information provided to them and on the representations made to them by management and the independent auditors. The committee in carrying out its responsibilities believes it should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following will be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee will have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the company's stockholders. The committee will have the responsibility to evaluate and, where appropriate, recommend to the board replacement of the independent auditors. The committee will discuss with the auditors their independence from management and the company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee will review and recommend to the board the selection of the company's independent auditors.

     - The committee will discuss with the internal auditors, if any, and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee will discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee will meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee will review the interim financial statements with management and the independent auditors prior to releasing quarterly financial results and filing the company's Quarterly Report on Form 10-Q. Also, the committee will discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee will review with management and the independent auditors the financial statements to be included in the company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality of accounting practices, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee will discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                        INTERNET SECURITY SYSTEMS, INC.

                                     PROXY

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the annual meeting to be held May 29, 2002 and appoints Richard Macchia and Maureen Richards, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Internet Security Systems, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held on May 29, 2002 at 10:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by this Proxy shall be voted in the manner set forth on the front and reverse side of this card.

1.  To elect two directors to serve for a three-year term.

                             WITHHOLD AUTHORITY TO
DIRECTOR                FOR          VOTE
Richard S. Bodman       [ ]           [ ]
Kevin J. O'Connor       [ ]           [ ]

2.  To approve amendments to our Restated 1995 Stock Incentive Plan.

             [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the annual meeting and upon other matters as may properly come before the annual meeting.

    This Proxy, when properly executed, will be voted as specified on the front and reverse side of this card. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR THE AMENDMENTS TO THE PLAN.

                                                              Please print the name(s) appearing on each
                                                              share certificate(s) over which you have
                                                              voting authority:

                                                              ---------------------------------------
                                                              (Print name(s) on certificate)
                                                              Please sign your name:

                                                              ---------------------------------------

                                                              ---------------------------------------
                                                              (Authorized Signature(s))

                                                              ---------------------------------------

                                                              Dated:                                , 2002
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